UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2010 (October 21, 2010)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On October 21, 2010, the Board of Directors of Rex Energy Corporation (the “Company”) appointed John J. Zak as a new director of the Company to serve until the Company’s next Annual Meeting of Stockholders. Mr. Zak will fill the vacancy created by the resignation from the Board of Directors of Benjamin W. Hulburt.

In connection with his appointment as a director of the Company, Mr. Zak will be entitled to the compensation provided for in the Director Compensation Plan of the Company, as such plan may be amended from time to time (the “Plan”). The description of the Plan was included in the Company’s Proxy Statement on Schedule 14A under the heading “Director Compensation in 2009,” filed with the U.S. Securities and Exchange Commission on April 30, 2010, and such information is hereby incorporated by reference into this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On October 25, 2010, the Company issued a press release announcing the appointment of Mr. Zak as a director of the Company, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release of Rex Energy Corporation dated October 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: October 26, 2010	By:	/S/ THOMAS C. STABLEY
	Name:	Thomas C. Stabley
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release of Rex Energy Corporation dated October 25, 2010.